Exhibit 99.1

Lead BET Inhibitor, VYN201, Demonstrates Improvement in Reducing Fibrotic Tissue Mass and Overall Skin Repair Outcomes in Preclinical Study

Results support continued progression of VYN201 development program for autoimmune skin diseases

BRIDGEWATER, N.J., November 4, 2021 -- VYNE Therapeutics Inc. (Nasdaq: VYNE) (“VYNE” or the “Company”) today announced preclinical data from a validated animal study showing that its bromodomain and extra-terminal (“BET”) inhibitor, VYN201, demonstrated improvements in reducing fibrotic tissue mass and overall skin repair outcomes with no negative impact on healing time.

VYNE is evaluating its lead BET inhibitor, VYN201, for several autoimmune skin diseases that are characterized by lesions, such as chronic ulcers and blisters, which are challenging to treat and can potentially lead to severe infections and surgical intervention. Frequently used treatments for neutrophilic dermatoses are known to significantly delay the healing of lesions1 and, in this context, VYNE conducted a validated preclinical study to evaluate the effect of VYN201 on skin healing and repair.

In the preclinical study, duplicate identical skin incisions were induced on the flanks of hairless mice under anesthesia. The animals were topically dosed once daily with either 100mg VYN201 vehicle, VYN201 1%, or a hydroalcoholic gel (a negative control known to delay healing) until each lesion had completely healed.

Key findings from the study:

•	As early as treatment day 5, and consistent with the vehicle control, animals treated with VYN201 1% had a statistically significant decrease (improvement) in global external lesion severity score, a comprehensive evaluation of length, width, swelling and visibility of lesions, compared to those treated with hydroalcoholic gel.

•	Consistent with the vehicle control, lesions treated with VYN201 1% completely healed (mean time to heal: 15.5 days) approximately 5 days earlier compared to those treated with hydroalcoholic gel (mean time to heal: 21 days).

•	Animals treated with VYN201 1% had a significantly lower global internal lesion severity score than those treated with VYN201 vehicle or hydroalcoholic gel, indicative of an improved internal lesion outcome and a positive effect on reducing the formation of fibrotic tissue mass in the lesion bed.

•	By the end of treatment, healed lesions treated with VYN201 1% appeared less visually distinct and more macular in nature with an improved overall aesthetic outcome compared to the other treatments.

•	VYN201 vehicle and VYN201 1% appeared to be well-tolerated both within the lesion sites, based on the absence of irritation, and in general throughout the treatment period.

“We were pleased to learn from this study that VYN201 does not appear to delay skin healing time during treatment or negatively influence skin repair mechanisms,” said Dr. Iain Stuart, Chief Scientific Officer of VYNE. “An additional encouraging outcome from this study was that VYN201 1% treatment, when compared to controls, resulted in less fibrotic tissue being formed in the lesion bed, making the scar much flatter, resulting in an improved overall scar appearance. These findings support the continued progression of this development program, and we look forward to providing additional updates in the future.”

About Bromodomain and Extra-Terminal Domain (BET) Inhibitors

BET proteins play a key role in regulating gene transcription via epigenetic interactions (“reading”), and recent research has determined a key role for these BET proteins in regulating B cell and T cell activation and subsequent inflammatory processes. As epigenetic readers, BET proteins regulate the recruitment of transcriptional factors that are key to the production of several pro-inflammatory cytokines. Inhibiting BET proteins blocks cytokine transcription and therefore may have significant therapeutic potential across a wide variety of immuno-inflammatory/fibrotic and myeloproliferative neoplastic disorders. A topically applied BET inhibitor product has the possibility to positively impact diseases involving multiple, diverse inflammatory cell signaling pathways that are active in rare neutrophilic dermatoses. Furthermore, bromodomain 2 selective oral BET inhibitors may present as more conveniently-administered non-biologic treatment options for both acute control and chronic management of immuno-inflammatory indications, where the damaging effects of unrestricted inflammatory signaling activity is common.

1.	Guo S and Dipietro LA, J Dent Res 2010 89(3):219-229

About VYNE Therapeutics Inc.

VYNE’s mission is to improve the lives of patients by developing proprietary, innovative, and differentiated therapies for the treatment of immuno-inflammatory conditions. VYNE is working to develop and commercialize a variety of therapies for major immuno-inflammatory conditions and rare skin diseases with high unmet medical need. The Company’s unique and proprietary pipeline includes FMX114 for the potential treatment of mild-to-moderate atopic dermatitis and access to a library of bromodomain & extra-terminal (BET) domain inhibitors in both topical and oral forms for the potential treatment of major immuno-inflammatory conditions and rare skin diseases.

For more information about VYNE Therapeutics Inc. or its investigational products, visit www.vynetherapeutics.com or follow VYNE on Twitter. VYNE may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor VYNE’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts.

Investor Relations:

Joseph Ranieri

LifeSci Advisors, LLC

617-430-7582

joer@lifesciadvisors.com

Tyler Zeronda
VYNE Therapeutics Inc.
908-458-9106
Tyler.Zeronda@VYNEtx.com

Cautionary Statement Regarding Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the development of VYNE’s product candidate, VYN201, and other statements regarding the future expectations, plans and prospects of VYNE. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on VYNE’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the outcome and cost of preclinical and clinical trials for current and future product candidates; determination by the FDA that results from VYNE’s preclinical and clinical trials are not sufficient to support registration or marketing approval of product candidates; adverse events associated with the development of VYN201 or VYNE’s approved products; the COVID-19 pandemic and its impact on our business operations and liquidity including our ability to progress a preclinical or clinical trial; the potential patient base and commercial potential of VYN201 or any of VYNE’s other product candidates; VYNE’s ability to exercise its option with respect to an oral BET inhibitor candidate under the terms of the Evaluation and Option Agreement with In4Derm Limited; risks of potential litigation by third-parties regarding infringement of third-party intellectual property; risks that VYNE’s intellectual property rights, such as patents, may fail to provide adequate protection, may be challenged and one or more claims may be revoked or interpreted narrowly or will not be infringed; risks that any of VYNE’s patents may be held to be narrowed, invalid or unenforceable or one or more of VYNE’s patent applications may not be granted and potential competitors may also seek to design around VYNE’s granted patents or patent applications; additional competition in the markets in which we compete; inability to raise additional capital on favorable terms or at all; VYNE’s ability to recruit and retain key employees; and VYNE’s ability to stay in compliance with applicable laws, rules and regulations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause VYNE’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in VYNE’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as discussions of potential risks, uncertainties, and other important factors in VYNE’s subsequent filings with the U.S. Securities and Exchange Commission. Although VYNE believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and VYNE undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.